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Exhibit (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Information" and to the use of our report dated January 10, 2005 on the Atlantic Whitehall Growth Fund, Atlantic Whitehall Mid-Cap Growth Fund, Atlantic Whitehall Multi-Cap Global Value Fund and Atlantic Whitehall International Fund (each a portfolio of Atlantic Whitehall Funds Trust), which is incorporated by reference in this Registration Statement (Form N-1A File Nos. 33-83430 and 811-8738) of Atlantic Whitehall Funds Trust.

                                                ERNST & YOUNG LLP

      New York, New York
      March 29, 2005